Exhibit 25.2

FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)            ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Compagnie Générale de Géophysique-Veritas
(Exact name of obligor as specified in its charter)

Republic of France	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Tour Montparnasse
33 avenue du Maine
75755 Paris cedex 15
France
(Address of principal executive offices)	(Zip Code)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).4. A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
          Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 29th day of January, 2007.

THE BANK OF NEW YORK TRUST COMPANY,
National Association

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President

REPORT OF CONDITION

Consolidating domestic subsidiaries of
THE BANK OF NEW YORK TRUST COMPANY, NA
in the state of CA at close of business on September 30, 2006 published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		3,188
Interest-bearing balances		0
Securities:
Held-to-maturity securities		56
Available-for-sale securities		64,467
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		49,000
Securities purchased under agreements to resell		128,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		3,808
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Intangible assets:
Goodwill		267,486
Other intangible assets		15,230
Other assets		40,470
Total assets		571,705

REPORT OF CONDITION (Continued)
LIABILITIES

	Dollar Amounts in Thousands

Deposits:
In domestic offices		2,039
Noninterest-bearing	2,039
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		58,000
Subordinated notes and debentures		0
Other liabilities		85,004
Total liabilities		145,043
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		321,520
Retained earnings		104,139
Accumulated other comprehensive income		3
Other equity capital components		0
Total equity capital		426,662
Total liabilities, minority interest, and equity capital		571,705

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Director #1	Michael Klugman, President

Director #2	Frank Sulzberger, Managing Director

Director #3	Michael McFadden, MD

I, William Winkelmann, Vice President

( Name, Title )
of the above named bank do hereby declare
that this Report of Condition is true and
correct to the best of my knowledge and belief.